Exhibit 10.3

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Settlement Agreement”) is made and entered into as of March 28, 2018, by and between David I. Lefkowitz, Esquire, individually and on behalf of Wilshire Palisades Law Group, P.C. and the Wilshire Palisades Law Group Health and Welfare Benefit Plan (together the “Lefkowitz Parties”) and Farmers & Merchants Trust Company of Chambersburg as successor by merger to Community Trust Company (“F&M”).  The Lefkowitz Parties and F&M are collectively referred to herein as the “Parties.”

WHEREAS, David I. Lefkowitz, Esquire and the Wilshire Palisades Law Group, P.C., along with Ira Silverstein, Esquire and The Silverstein Firm LLC, represent the plaintiffs in a putative class action against F&M, inter alia, in the United States District Court for the Eastern District of Pennsylvania (the “Court”), captioned Harvey Kalan, MD., et al. v. Farmers & Merchants Trust Company of Chambersburg as Successor by Merger to Community Trust Company, et al., Civil Action No. 15‑01435 (the “Litigation”);

WHEREAS, the putative class in the Litigation is comprised of (i) any and all benefit plans, including those governed by the Employee Retirement Income Security Act of 1974, also known as ERISA, and those not governed by ERISA, whose assets, investments, or interests are held by the Regional Employers Assurance Leagues Voluntary Employees’ Beneficiary Association Trust, also known as the REAL VEBA Trust, or the Single Employer Welfare Benefit Plan Trust, also known as SEWBPT (together the “Trusts”), which Trusts are now under the control of a court‑appointed independent fiduciary; and (ii) any and all participants in and beneficiaries of, or individuals with legal or beneficial interests in, the benefit plans whose assets, investments, or interests are held by the Trusts;

WHEREAS, the Lefkowitz Parties are members of the putative class in the Litigation;

WHEREAS, an agreement in principle to settle the Litigation has been reached as between the plaintiffs on behalf of all members of the putative class (the “Settlement Class”), and F&M (the “Settlement”), the terms of which are memorialized in a Settlement Agreement that is subject to approval by the Court in accordance with Rule 23 of the Federal Rules of Civil Procedure;

WHEREAS, as a condition of the Settlement, the Lefkowitz Parties will be excluded from the Settlement Class; and

WHEREAS, the Parties hereto desire fully, finally, and forever to resolve, discharge, and settle any and all claims that the Lefkowitz Parties have or may have against F&M;

NOW, THEREFORE, in consideration of the covenants, conditions, and mutual promises, set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Incorporation of Recitals.

The preceding recitals are incorporated herein and form a material part of this Settlement Agreement.

2.Release of Claims.

The Lefkowitz Parties, jointly and severally, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby release and forever discharge, for themselves, their agents, servants, employees, heirs, beneficiaries, executors, administrators, trustees, successors, assigns and personal representatives, F&M and its past, present, and future owners, members, shareholders, officers, directors, employees, parents, subsidiaries, affiliates, insurers, brokers, agents and attorneys, and the predecessors, successors or assigns of any of them, jointly and severally (the “F&M Released Parties”), of from any and all manner of claims, complaints, allegations, demands, actions, suits, causes of actions, and grievances, of any kind or nature whatsoever, as well as all forms of relief, including all accountings, costs, damages, disgorgement, restitution, debts, exemplary or punitive damages, expenses, liabilities, losses, remedies, indemnification, contribution, and attorneys and other professional fees and related disbursements, whether direct or derivative, nominal or beneficial, possessed or claimed, known or unknown, suspected or unsuspected, choate or inchoate, in law or in equity, whether brought under federal, state, or any other jurisdiction’s law, that the Lefkowitz Parties ever had, now have, or hereafter can, shall, or may have, including claims for indemnification or contribution to the extent arising out of or related to the claims and causes of action alleged, or any and all claims or cause of action that could have been alleged, in the Litigation.  This release is contingent and shall only be effective upon the Court’s final approval of the Settlement of the Litigation.  This release does not include any claims to enforce this Settlement Agreement or any claims that have been or could be brought against John J. Koresko, V, Koresko & Associates, P.C. or against any insurance company, agent, or firm that participated in the sale of life insurance policies to the Trusts, or the sale of participation in the Koresko arrangement to the Lefkowitz Parties.  These exclusions are to eliminate any possible ambiguity and mean that John J. Koresko, V, Koresko & Associates, P.C., and any insurance company, agent, or firm that sold life insurance policies to the Trusts, or participation in the Koresko arrangement, are not within the definition of the F&M Released Parties.

3.No Admission of Liability.

Nothing in this Settlement Agreement, the Litigation or the negotiations that preceded this Settlement Agreement shall be construed as or deemed to be evidence of, or an admission of liability by any of the Parties hereto, nor shall it be admissible or offered into evidence in any action or proceeding.

4.Additional Terms and Conditions.

(a)Authority.  All counsel and any other persons executing this Settlement Agreement warrant and represent that they have full authority to do so.

(b)Binding Effect.  This Settlement Agreement shall be binding on, and inure to the benefit of, the successors, assigns, and agents of the Parties.

(c)Counterparts.  This Settlement Agreement may be executed in counterparts, including fax or .pdf counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(d)Attorneys’ Fees.  The Parties shall bear their own respective attorneys’ fees and costs in conjunction with this Settlement Agreement.  In the event that any action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover in that action their reasonable attorneys’ fees from the non‑prevailing party, in addition to any other relief to which the prevailing party may be entitled.

(e)Advice of Counsel.  Each of the Parties has received or had the opportunity to seek their or its own independent legal advice with respect to the advisability of executing this Settlement Agreement and with respect to the releases, waivers, and all other matters contained herein.

(f)Choice of Law.  This Settlement Agreement shall be construed, enforced, and administered in accordance with the substantive laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, AND INTENDING TO BE LEGALLY BOUND HEREBY, the undersigned, being duly authorized on behalf of the Parties, hereby execute this Settlement Agreement.

Farmers & Merchants Trust Company of Chambersburg, as Successor by Merger to Community Trust Company

By:  /s/Timothy G. Henry_________/s/ David I. Lefkowitz___________________

Timothy G. Henry, President & CEODavid I. Lefkowitz, Esquire, individually and on behalf of the Wilshire Palisades Law

Group, P.C. and the Wilshire Palisades Law

/s/ Jack M. StoverGroup Health and Welfare Benefit Plan

Jack M. Stover, Esquire1337 Ocean Avenue, Suite A

Jayson R. Wolfgang, EsquireSanta Monica, CA  90401

409 North Second Street

Suite # 500

Harrisburg, PA  17101‑1357

Attorneys for Farmers & Merchants Trust Company of Chambersburg as successor by merger to Community Trust Company